This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment dealer, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. The Offer (as defined herein) has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is unlawful.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made or directed to, nor will deposits of Common Shares (as defined herein) be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

Neither the U.S. Securities and Exchange Commission nor any securities commission of any state of the United States of America has approved or disapproved of this transaction or passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

March 16, 2007

NOTICE OF EXTENSION
by
SHELL INVESTMENTS LIMITED
a wholly-owned indirect subsidiary of

ROYAL DUTCH SHELL plc

of its
OFFER TO PURCHASE FOR CASH
all of the Common Shares of

SHELL CANADA LIMITED
for Cdn. $45.00 per Common Share in Cash

Shell Investments Limited (the “Offeror”), a wholly-owned indirect subsidiary of Royal Dutch Shell plc (“RDS”) (which, for purposes of U.S. securities Laws, is also a “bidder”), hereby gives notice that it has varied the terms of its offer (the “Offer”) dated February 8, 2007, to purchase all of the issued and outstanding common shares (the “Common Shares”) in the capital of Shell Canada Limited (“Shell Canada”), including all Common Shares that may become outstanding on or after the date of the Offer but prior to the Expiry Time (as defined below) upon the exercise of Options (as defined in the Offer) or other rights to acquire Common Shares, but excluding Common Shares held by the Offeror or its affiliates, by extending the expiry time of the Offer from 8:00 p.m. (Toronto time) on March 16, 2007 to 8:00 p.m. (Toronto time) on March 30, 2007.

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON MARCH 30, 2007, UNLESS THE OFFER IS FURTHER EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”).

This Notice of Extension should be read in conjunction with the Offer and accompanying Circular (the “Circular”) dated February 8, 2007 and supplement to the Offer and Circular dated March 5, 2007 (the “Supplement”) (which together constitute the “Offer and Circular”). Except as otherwise set forth herein the terms and conditions previously set forth in the Offer and Circular and the related Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. Unless the context otherwise requires, references in this document to the “Offer” mean the Offer and Circular and this Notice of Extension. Unless the context requires otherwise, capitalized terms used herein but not defined herein have the respective meanings set out in the Offer and Circular.

Shareholders who have validly deposited and not withdrawn their Common Shares need take no further action to accept the Offer. Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Transmittal (printed on blue paper) that accompanied the Offer and Circular (or a manually executed facsimile thereof) and deposit it, together with the share certificate(s) representing their Common Shares and all other required documents, in accordance with the instructions in the Letter of Transmittal at any of the offices of CIBC Mellon Trust Company (the “Depositary”) specified in the Letter of Transmittal not later than the Expiry Time. Alternatively, Shareholders may: (a) follow the procedures for book-entry transfer of Common Shares described under “Manner of Acceptance — Acceptance by Book-Entry Transfer” in Section 3 of the Offer; or (b) follow the procedure for guaranteed delivery set forth in Section 3 of the Offer, “Manner of Acceptance - Procedure for Guaranteed Delivery” by using the Notice of Guaranteed Delivery (printed on green paper) that accompanied the Offer and Circular (or a manually signed facsimile thereof). Shareholders whose Common Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Common Shares.

Questions and requests for assistance may be directed to Morgan Stanley Canada Limited or Scotia Capital Inc. (together, the “Dealer Managers”), the Depositary, or the information agent, Kingsdale Shareholder Services Inc. (the “Information Agent”). Contact details for the Dealer Managers, the Depositary and the Information Agent can be found on the last page of this Notice of Extension. Additional copies of this Notice of Extension, the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary, the Dealer Managers or the Information Agent at their respective addresses shown on the last page of this document. Additionally, copies of this document and related materials may be found at www.sedar.com and www.sec.gov.

The Dealer Managers for the Offer are:

Morgan Stanley Canada Limited
- and -
Scotia Capital Inc.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Offer is made for the securities of a Canadian issuer and while the Offer is subject to applicable disclosure requirements in Canada, Shareholders should be aware that such requirements are different from those in the United States. Financial information regarding Shell Canada included or referred to herein has been derived from publicly available financial statements which have been prepared in accordance with Canadian generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.

For a discussion of important factors of the Offer, please see “Special Factors” starting on page 28 of the Circular and page 4 of the Supplement.

The enforcement by Shareholders of civil liabilities under United States federal securities Laws may be affected adversely by the fact that the Offeror is incorporated under the Laws of Canada and that some or all of its officers and directors are resident outside the United States, that certain of the Dealer Managers, the Information Agent and the Depositary and most of the experts named in the Circular are residents of Canada, and that all or a substantial portion of the assets of the Offeror and said Persons may be located outside the United States. The enforcement by Shareholders of civil liabilities under United States securities Laws may also be affected adversely by the fact that Shell Canada is incorporated under the Laws of Canada, that some or all of its directors are residents of Canada and that all or a substantial portion of the assets of Shell Canada and said Persons may be located outside the United States.

Shareholders should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Common Shares, or of any related securities of Shell Canada, during the period of the Offer, as permitted by applicable Canadian provincial or territorial Laws. See Section 12 of the Offer, “Market Purchases”.

Shareholders in the United States should be aware that the disposition of Common Shares by them pursuant to the Offer may have tax consequences both in Canada and in the United States. Such consequences may not be fully described herein and such holders are urged to consult their tax advisors. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations” and Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

FORWARD LOOKING STATEMENTS

The Offer and Circular contain forward-looking statements concerning the financial condition, results of operations and businesses of RDS, the Offeror and the Shell Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations, assumptions and other factors and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of RDS, the Offeror or the Shell Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “objectives”, “outlook”, “probably”, “project”, “will”, “seek”, “target”, “risks”, “goals”, “should” and similar terms and phrases. There are a number of factors that could affect the future operations of RDS, the Offeror and the Shell Group and could cause those results to differ materially from those expressed in the forward-looking statements included in the Offer and Circular, including (without limitation): (a) price fluctuations in crude oil and natural gas; (b) changes in demand for Shell Group’s products; (c) currency fluctuations; (d) drilling and production results; (e) reserve estimates; (f) loss of market and industry competition; (g) environmental and physical risks; (h) risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions; (i) the risk of doing business in developing countries and countries subject to international sanctions; (j) legislative, fiscal

ii

and regulatory developments including potential litigation and regulatory effects arising from recategorisation of reserves; (k) economic and financial market conditions in various countries and regions; (l) political risks, project delay or advancement, approvals and cost estimates; and (m) changes in trading conditions. All forward-looking statements contained in the Offer and Circular are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the Offer and Circular. None of RDS, the Offeror, or any member of the Shell Group undertakes any obligation publicly to update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in the Offer and Circular.

iii

NOTICE OF EXTENSION

TO: SHAREHOLDERS OF SHELL CANADA LIMITED

This Notice of Extension varies and supplements the Offer and Circular, pursuant to which the Offeror is offering to purchase all of the issued and outstanding Common Shares (including any Common Shares which may become outstanding after the date of this Offer and prior to the Expiry Time upon the exercise of any Options or any other rights to acquire Common Shares) not already held by the Offeror or its affiliates, at a price of $45.00 per Common Share in cash on the terms and subject to the conditions contained herein.

Except as otherwise set forth in this Notice of Extension, the information, terms and conditions previously set forth in the Offer and Circular continue to be applicable in all respects and this Notice of Extension should be read in conjunction with the Offer and Circular, certain of the provisions of which are incorporated as described herein.

1.	Recent Developments

As the Minimum Condition under the Offer has been met, the Offeror provided notice to the Depositary to take up and pay for the approximately 96,985,322 Common Shares deposited to the Offer (including Common Shares deposited under Notices of Guaranteed Delivery) as of 8:00 p.m. on March 16, 2007 and arranged for the Depositary to pay for such Common Shares on or before Wednesday, March 21, 2007. Such Common Shares represent approximately 53.1% of the outstanding Common Shares not already owned by the Offeror or its affiliates. Upon taking up and paying for such Common Shares, the Offeror, together with its affiliates, will own approximately 740,294,180 Common Shares, representing approximately 89.6% of the outstanding Common Shares.

Prior to the Expiry Time, holders of over 99% of the previously outstanding Options irrevocably committed to surrender their Options in exchange for Replacement Options to acquire Class A Ordinary shares of RDS rather than exercising their Options.

2.	Extension of Offer

By notice to the Depositary given on March 16, 2007, the Offeror has extended the time for acceptance of the Offer until 8:00 p.m. (Toronto time) on March 30, 2007, unless further extended at the Offeror’s sole discretion. Accordingly, the definition of “Expiry Time” in the “Glossary” accompanying the Offer and Circular is deleted in its entirety and replaced with the following definition:

“Expiry Time” means 8:00 p.m. Toronto time, on March 30, 2007, or such later time and date as may be fixed by the Offeror from time to time pursuant to “Extension and of the Offer” in Section 5 of the Offer, unless the Offer is withdrawn by the Offeror.

In addition, all references to March 16, 2007 and to 8:00 p.m. (Toronto time) (the “Initial Expiry Time”) in the original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, are amended to refer to March 30, 2007 and to 8:00 p.m. (Toronto time), respectively.

3.	Time for Acceptance

The Offer is open for acceptance until 8:00 p.m. (Toronto time) on March 30, 2007, unless withdrawn or further extended by the Offeror.

4.	Manner of Acceptance

Shares may be deposited to the Offer in accordance with the provisions of Section 3 of the Offer, “Manner of Acceptance”.

5.	Take Up of and Payment for Deposited Common Shares

As all of the conditions referred to under Section 4 of the Offer, “Conditions of the Offer”, have been fulfilled or waived at or prior to the Initial Expiry Time, the Offeror was obligated to take up the Common Shares deposited under the Offer and not withdrawn prior to the extension of the Offer and to pay for the Common Shares taken up as soon as possible, but in any event not later than three business days after taking up the Common Shares. See Section 7 of the Offer, “Take Up of and Payment for Deposited Common Shares”.

The Offeror has taken up Common Shares validly deposited to the Offer and not withdrawn as of the Initial Expiry Time, as set forth in Section 7 of the Offer, “Take Up of and Payment for Deposited Common Shares”. The Offeror will pay for the Common Shares taken up as of the Initial Expiry Time within three business days in accordance with applicable securities legislation.

Common Shares deposited in acceptance of the Offer following 8:00 p.m. (Toronto Time) on March 16, 2007 will be taken up and paid for in accordance with applicable securities legislation. All Shareholders who validly deposit their Common Shares to the Offer, and do not withdraw such Common Shares, will receive $45.00 for each Common Share. See Section 7 of the Offer, “Take Up of and Payment for Deposited Common Shares”.

6.	Withdrawal of Deposited Common Shares

Shareholders have the right to withdraw Common Shares deposited pursuant to the Offer under the circumstances and in the manner described in Section 6 of the Offer, “Withdrawal of Deposited Common Shares”.

7.	Variations to the Offer and Circular

The Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice of Extension in order to give effect to the variations in the terms and conditions of the Offer and the changes in the information to the Offer and Circular set forth in this Notice of Extension. Except as otherwise set forth in this Notice of Extension, the information and terms and conditions previously set forth in the Offer and Circular continue to be applicable in all respects and this Notice of Extension should be read in conjunction therewith.

8.	Conditions Satisfied

Each of the conditions of the Offer specified in Section 4 of the Offer “Conditions of the Offer” has been satisfied and the Offer is now unconditional.

9.	Directors’ Approval

The contents of this Notice of Extension have been approved, and the sending thereof to Shareholders has been authorized, by the boards of directors of the Offeror and RDS, respectively.

10.	Offerees’ Statutory Rights

Securities legislation in certain of the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or a notice that is required to be delivered to such Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

2

APPROVAL AND CERTIFICATE OF SHELL INVESTMENTS LIMITED

DATED:  March 16, 2007

The contents of this Notice of Extension have been approved and the sending, communication or delivery thereof to the Shareholders has been authorized, by the board of directors of Shell Investments Limited.

The foregoing, together with the Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Shares subject to the Offer.

(Signed) Arnold MacBurnie Chief Executive Officer	(Signed) Mieke Findlay Chief Financial Officer

On behalf of the Board of Directors

(Signed) Daniel Hall Director	(Signed) Derric Ostapyk Director

3

APPROVAL AND CERTIFICATE OF ROYAL DUTCH SHELL PLC

DATED:  March 16, 2007

The contents of this Notice of Extension have been approved and the sending, communication or delivery thereof to the Shareholders has been authorized, by the board of directors of Royal Dutch Shell plc.

The foregoing, together with the Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Shares subject to the Offer.

(Signed) Jeroen van der Veer Chief Executive Officer	(Signed) Peter Voser Chief Financial Officer

On behalf of the Board of Directors

(Signed) Malcolm Brinded Director	(Signed) Linda Zara Cook Director

4

The Depositary for the Offer is:

CIBC MELLON TRUST COMPANY

For Delivery By Mail:
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario M5C 2K4

For Delivery by Courier or by Hand:
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario M5L 1G9

or

600 The Dome Tower
333-7th Avenue S.W.
Calgary, Alberta T2P 2Z1

For Information Call:
Telephone: (416) 643-5500
Toll Free: (800) 387-0825
E-mail: inquiries@cibcmellon.com

The Dealer Managers for the Offer are:

MORGAN STANLEY CANADA LIMITED

Suite 3700, 181 Bay Street
Toronto, Ontario
M5J 2T3

Telephone:
(416) 943-8400
Facsimile:
(416) 943-8320

For further
information contact:
Matthew Hind

SCOTIA CAPITAL INC.

Suite 1800, Scotia Centre
700 — 2nd Street S.W.
Calgary, Alberta
T2P 2W1

Telephone:
(403) 213-7777
Facsimile:
(403) 298-4099

For further
information contact:
David Baboneau

The Information Agent for the Offer is:

The Exchange Tower
130 King Street West, Suite 2950
P.O. Box 361
Toronto, Ontario M5X 1E2
Shareholders Call Toll Free: (866) 851-4179 (English and French)
Banks, Brokers Call Collect: (416) 867-2272
Email: contactus@kingsdaleshareholder.com